EXHIBIT 10.1
HIGHWOODS/FLORIDA HOLDINGS, L.P.
(“Landlord”)
and
COMPREHENSIVE BEHAVIORAL CARE, INC.
(“Tenant”)
OFFICE LEASE

TABLE OF CONTENTS

Article 1:	Basic Definitions and Provisions
a. Premises
b. Term
c. Lease Year
d. Permitted Use
e. Occupancy Limitation
f. Base Rent
g. Rent Payment Address
h. Security Deposit
i. Business Hours
j. After Hours HVAC Rate
k. Parking
l. Notice Addresses
m. Broker
Article 2:	Leased Premises
a. Premises
b. Common Areas
Article 3:	Term
a. Commencement and Expiration Dates
b. Delivery of Possession
c. Right to Occupy
Article 4:	Use
a. Permitted Use
b. Prohibited Equipment in Premises
Article 5:	Rent
a. Payment Obligations
b. Base Rent
c. Additional Rent
Article 6:	Security Deposit
Article 7:	Services by Landlord
a. Base Services
b. Landlord’s Maintenance
c. No Abatement
Article 8:	Tenant’s Acceptance and Maintenance of Premises
a. Acceptance of Premises
b. Move-in Obligations
c. Tenant’s Maintenance
d. Alterations to Premises
e. Restoration of Premises
f. Landlord’s Performance of Tenant’s Obligations
g. Construction Liens

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Article 9:	Property of Tenant
a. Personal Property Taxes
b. Removal
Article 10:	Signs
Article 11:	Access to Premises
a. Tenant’s Access
b. Landlord’s Access
Article 12:	Tenant’s Compliance
a. Laws
b. Rules and Regulations
Article 13:	Insurance Requirements
a. Tenant’s Liability Insurance
b. Tenant’s Property Insurance
c. Certificates of Insurance
d. Insurance Policy Requirements
e. Right to Increase Requirements
f. Landlord’s Property Insurance
g. Mutual Waiver of Subrogation
Article 14:	Indemnity
Article 15:	Quiet Enjoyment
Article 16:	Subordination; Attornment; Non-Disturbance; and Estoppel Certificate
a. Subordination and Attornment
b. Non-Disturbance
c. Estoppel Certificates
Article 17:	Assignment — Sublease
a. Landlord Consent
b. Permitted Assignments/Subleases
c. Notice to Landlord
d. Prohibited Assignments/Sublease
e. Limitation on Rights of Assignee/Sublessee
f. Landlord’s Right to Collect Sublease Rents Upon Tenant Default
g. Excess Rents
h. Landlord’s Fees
Article 18:	Damages to Premises
a. Landlord’s Restoration Obligations
b. Tenant’s Restoration Obligations
c. Termination of Lease by Landlord
d. Termination of Lease by Tenant
e. Rent Abatement
Article 19:	Eminent Domain
a. Effect on Lease
b. Right to Condemnation Award
Article 20:	Environmental Compliance
a. Tenant’s Responsibility

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b. Liability of the Parties
c. Inspections by Landlord
Article 21:	Default
a. Tenant’s Default
b. Landlord’s Remedies
c. Landlord’s Expenses
d. Remedies Cumulative
e. No Accord and Satisfaction
f. No Reinstatement
g. Landlord’s Default
Article 22:	Multiple Defaults
a. Loss of Option Rights
b. Increased Security Deposit
Article 23:	Bankruptcy
a. Trustee’s Rights
b. Adequate Assurance
c. Assumption of Lease Obligations
Article 24:	Notices
a. Addresses
b. Form; Delivery; Receipt
Article 25:	Holding Over
Article 26:	Right to Relocate
a. Substitute Premises
b. Upfit of Substitute Premises
c. Relocation Costs
d. Lease Terms
Article 27:	Broker’s Commissions
Article 28:	Patriot Act Compliance
a. Tenant Representation
b. Not a Prohibited Person
c. No Transactions
d. Certification
Article 29:	General Provisions/Definitions
a. No Agency
b. Force Majeure
c. Building Standard Improvements
d. Limitation on Damages
e. Satisfaction of Judgments Against Landlord
f. Interest
g. Legal Costs
h. Sale of Premises or Building
i. Time of the Essence
j. Transfer of Security Deposit
k. Tender of Premises

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l. Tenant’s Financial Statements
m. Recordation
n. Partial Invalidity
o. Binding Effect
p. Entire Agreement; Construction
q. Good Standing
r. Terminology
s. Headings
t. Choice of Law
u. Effective Date
Article 30:	Special Conditions
Article 31:	Addenda and Exhibits
a. Lease Addendum Number One — Work Letter
b. Lease Addendum Number Two — Additional Rent — Operating Expense Pass Throughs
c. Lease Addendum Number Three — Intentionally Omitted
d. Lease Addendum Number Four — Intentionally Omitted
e. Lease Addendum Number Five — Tenant Parking Agreement
f. Exhibit A — Premises
g. Exhibit B — Rules and Regulations
h. Exhibit C — Commencement Agreement

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OFFICE LEASE
          THIS OFFICE LEASE (“Lease”), made this ___ 12th___ day of November, 2008, by and between HIGHWOODS/FLORIDA HOLDINGS, L.P., a Delaware Limited Partnership, By: Highwoods Properties, Inc., as agent, (“Landlord”) and COMPREHENSIVE BEHAVIORAL CARE, INC., a Nevada corporation, (“Tenant”), provides as follows:
          1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a. Premises.	Rentable Square Feet:	18,489

	Suite:	101
	Building:	Pavilion
	Office Park:	Tampa Bay Park
	Street Address:	3405 West Martin Luther King Jr. Blvd.
	City/County:	Tampa / Hillsborough
	State/Zip Code:	Florida / 33607

b. Term.	Number of Months:	24
	Commencement Date:	January 1, 2009
	Rent Commencement Date:	January 1, 2009
	Expiration Date:	December 31, 2010
          c. Lease Year. The term “Lease Year” shall have the following meaning: the first Lease Year shall commence as of the Commencement Date and shall end on the last day of the 12th full month thereafter. If the Commencement Date is not the first day of a calendar month, the first Lease Year shall include the partial month in which the Commencement Date occurs and the 12 full months immediately following the partial month. Each successive Lease Year shall be the 12-month period commencing on the day immediately following the last day of the prior Lease Year.

d. Permitted Use.	General Office

e. Occupancy Limitation.	No more than five (5) persons per 1,000 rentable square feet of the Premises.
          f. Base Rent. The minimum base rent for the Term is $868,983.00, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

MONTHS	ANNUAL RENT/PSF	MONTHLY RENT	ANNUAL RENT
1/1/09 - 12/31/09	$23.00	$35,437.25	$425,247.00
1/1/10 - 12/31/10	$24.00	$36,978.00	$443,736.00

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g. Rent Payment Address.	HIGHWOODS/FLORIDA HOLDINGS, L.P.
P. O. Box 406396
Atlanta, GA 30384-6396
Attn: Pavilion
Tax ID #: 56-1993389

h. Security Deposit.	$75,835.72

i. Business Hours.	8:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State Holidays).

j. After Hours HVAC Rate.	$35.00 per hour, per zone, with a minimum of two hours per occurrence.

k. Parking.	Not to exceed five (5) spaces per 1,000 rentable square feet. See Tenant Parking Agreement — Addendum Five.

l. Notice Addresses.

LANDLORD:	HIGHWOODS/FLORIDA HOLDINGS, L.P.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration
Facsimile #: 919/876-2448

with a copy to:	HIGHWOODS PROPERTIES, INC.
3111 W. Dr. Martin Luther King, Jr. Blvd.
Suite 300
Tampa, Florida 33607
Attn: Lease Administrator

TENANT:	COMPREHENSIVE BEHAVIORAL CARE, INC.
3405 W. Dr. Martin Luther King Jr. Blvd., Suite 101
Tampa, Florida 33607
Attn:Robert Landis
Facsimile #:

m. Broker.	Todd Brandon
UGL-Equis
4890 W Kennedy Boulevard
Suite 940
Tampa, FL 33609

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          2. LEASED PREMISES.
          a. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto.
          b. Common Areas. Tenant shall have non-exclusive access to those portions of the building not set aside for leasing to tenants or reserved for Landlord’s exclusive use, including, but not limited to, entrances, hallways, lobbies, elevators, restrooms, walkways, parking areas and structures, and plazas, if any (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations reasonably promulgated by Landlord.
          3. TERM.
          a. Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b. The Commencement Date and Expiration Date shall be adjusted as follows:
i.	If Tenant requests possession of the Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession. All Rent (as hereafter defined) and other obligations under this Lease shall begin on the date of possession, but the Expiration Date shall remain the same; provided, however, that if the Rent Commencement Date set forth in Section 1b is different than the Commencement Date, then the Rent Commencement Date shall be adjusted so as to maintain the same amount of time between the Rent Commencement Date and the earlier Commencement Date, and Tenant’s obligation to pay Rent shall begin on the adjusted Rent Commencement Date.

ii.	If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession. Notwithstanding the foregoing, in the event Landlord is unable to deliver possession of the Premises within 90 days after the original Commencement Date set forth in Section 1b (excluding any delays resulting from force majeure or caused by Tenant — “Excused Delays”), then Tenant may terminate this Lease by giving notice to Landlord within 100 days of the original Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease, however, if it has taken possession of any part of the Premises.

iii.	At Landlord’s election, the Commencement Date and Expiration Date may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and promptly executed by the parties.
          b. Delivery of Possession. Unless otherwise specified in the Work Letter attached as Lease Addendum Number One, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant, or (ii) the date Landlord could have had the Premises ready had there been no delays attributable to Tenant.

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          c. Right to Occupy. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of any required Security Deposit, (iii) payment of first month’s Rent (and the applicable sales/use tax) in the amount of $37,917.86; (iv) execution and delivery of any required Guaranty of Lease; (v) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different); and payment of all costs and expenses in excess of the Allowance or other costs and expenses incurred in connection with the Tenant Improvements for which Tenant is responsible. Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.
          4. USE.
          a. Permitted Use. The Premises may be used only for general office purposes in connection with Tenant’s Permitted Use as defined in Section 1d and in accordance with the Occupancy Limitation as set forth in Section 1e. Tenant shall not use the Premises:
i.	In violation of any restrictive covenants which apply to the Premises;

ii.	In any manner that constitutes a nuisance or trespass or disturb other tenants in the Building or Office Park, as applicable;

iii.	In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord’s insurance premiums which results from Tenant’s use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord the amount of such increase within 10 days after receipt of Landlord’s written demand shall be an event of default;

iv.	In any manner that creates unusual demands for electricity, heating or air conditioning; or

v.	For any purpose except the Permitted Use, unless consented to by Landlord in writing.
          b. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that runs continuously (for example, equipment in a computer server room) or places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. No such consent will be given if Landlord determines, in its opinion, that such High Demand Equipment may not be safely used in the Premises or that electrical service is not adequate to support the High Demand Equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter, as well as administrative costs as provided below. If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and/or require Tenant to use any existing supplemental units serving the Premises. If supplemental units are required by Landlord pursuant to the foregoing sentence, or if Tenant requests the installation and/or use of any supplemental units, then the cost of engineering, installation, operation and maintenance of the units shall be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant within 10 days after receipt of Landlord’s invoice.
          5. RENT.
          a. Payment Obligations. Beginning on the Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

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i.	Rent payments shall be sent to the Rent Payment Address set forth in Section 1g.

ii.	Rent shall be paid without previous demand or notice and without set off or deduction. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease.

iii.	If the Rent Commencement Date is a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Rent Commencement Date and the last day of the month in which the Rent Commencement Date falls, and (ii) due and payable on the Rent Commencement Date.

iv.	If Rent is not received within five days of the due date, Landlord shall be entitled to an overdue payment fee in the amount of five percent (5%) of all Rent due.

v.	If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.
          b. Base Rent. Tenant shall pay Base Rent as set forth in Section 1f.
          c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:
     i. Tenant’s Proportionate Share of the increase in Operating Expenses and Taxes as set forth in Lease Addendum Number Two; and
     ii. any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Tenant hereby agrees that the Base Rent payable under this Lease shall be increased by an amount equal to the sales or use tax that otherwise would have been passed through Tenant as Additional Rent.
          6. SECURITY DEPOSIT. Simultaneously with Tenant’s execution and delivery of the Lease, Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1h. Landlord shall retain the Security Deposit as security for the performance by Tenant of all of its Lease obligations. The Security Deposit shall not bear interest. If Tenant at any time fails to perform any of its obligations under this Lease, including, without limitation, its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord, at its option, may apply the Security Deposit (or any portion) to cure Tenant’s default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord. Within 30 days after the expiration or earlier termination date of this Lease, Landlord shall refund to Tenant any unused portion of the Security Deposit after first deducting the amounts, if any, necessary to cure any outstanding default of Tenant, to pay any outstanding damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or termination of the Lease. Landlord shall deliver the unused portion of the Security Deposit to Tenant’s Notice Address set forth in Section 1l above. If Tenant’s Notice Address is the address for the Premises, then Tenant shall notify Landlord in writing of a forwarding address to which Landlord should send the Security Deposit. If: (a) Landlord sends the unused portion of the Security Deposit to Tenant’s Notice Address or, if applicable, the forwarding address as directed by Tenant; (b) the Security Deposit is returned to Landlord as “undeliverable” for any reason other than an error by Landlord or the mail courier; and (c) Landlord, after using its best efforts, is unable to locate Tenant within 90 days thereafter, then Tenant shall be deemed to have waived any

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rights Tenant has to the unused portion of the Security Deposit, and Landlord may retain the Security Deposit for its own use. Tenant may not credit any unused portion of the Security Deposit against Rent owed under the Lease.
          7. SERVICES BY LANDLORD.
          a. Base Services. Provided that Tenant is not then in default beyond any applicable cure period, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:
i.	Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.	Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines.

iii.	Building standard fluorescent lighting; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the Building Standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

iv.	Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1i.

v.	After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord.

vi.	Janitorial services five days a week (excluding National and State holidays) after Business Hours; provided, however, that Tenant shall be solely responsible for stocking supplies for use by Tenant and its employees, agents, invitees and guests in the Premises, such as paper towels, dish washing detergent, break room/kitchen items (such as plates, cups and napkins) and other similar items.

vii.	A reasonable pro-rata share of the unreserved, nonexclusive parking spaces of the Building, not to exceed the Parking specified in Section 1k, for use by Tenant’s employees and visitors in common with the other tenants and their employees and visitors.
Notwithstanding the foregoing or any provision herein to the contrary, in the event that any supplemental air conditioning units are installed in the Premises by or on behalf of Tenant at Tenant’s request or by Landlord pursuant to Section 4.b above, Tenant shall be solely responsible for all costs associated with the installation, operation, maintenance, repair and replacement of the supplemental units, including, without limitation, all electrical costs associated with the supplemental units, which shall be separately metered. Notwithstanding the foregoing, any supplemental units that are two tons or less shall not be separately metered; instead, Tenant shall reimburse Landlord on a monthly basis for the costs and expenses associated with electrical service for each of these units (the “HVAC Reimbursement”). The monthly HVAC Reimbursement shall be Additional Rent and shall be due and payable at the same time and in the same manner as monthly Base Rent. The amount of the monthly HVAC Reimbursement for each unit shall be determined according to the following formula:
(# tons of the supplemental unit) x (1.5 kW/ton) x (500 hours) x (Average Rate/kWh) = monthly HVAC Reimbursement per unit
     The Average Rate/kWh is a fraction, the numerator of which is the average cost of electricity billed to Landlord by the applicable utility provider during the applicable billing cycle, and the denominator of which is the total kWh consumed at the Building during that same billing cycle. Landlord shall have the right to adjust the monthly HVAC Reimbursement annually based on the Average Rate/kWh for the preceding 12-month period, and Landlord shall notify Tenant in writing of the adjustment. With respect to determining the Average Rate/kWh for any newly constructed buildings, the Average Rate/kWh for the first 12 months following the completion of the new building

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shall be the average of the Average Rate/kWh for all of the buildings owned by Landlord or its affiliates in the greater Tampa, Florida area for the billing cycle immediately preceding the completion of the new building; thereafter, the Average Rate/kWh for the new building shall be determined and adjusted as set forth above.
          b. Landlord’s Maintenance. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Article 8. Landlord shall not be obligated to repair or maintain Non-Standard Improvements (as defined in this Lease). Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all base Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.
          c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant, except that if any of the foregoing services is interrupted due solely to the negligence or willful misconduct of Landlord or its employees, agents or contractors such that Tenant cannot reasonably conduct its Permitted Use in the Premises from the standpoint of prudent business management, and the interruption continues for a period of at least seven consecutive business days following Landlord’s receipt of notice from Tenant, then Rent shall abate during the period beginning on the eighth consecutive business day of the interruption and ending on the date the service is restored; provided, however, that if only a portion of the Premises is rendered unusable for Tenant’s Permitted Use as a result of the interruption and Tenant can continue to use the remainder as determined from the standpoint of prudent business management, then Rent shall abate only in proportion to the amount of the Premises in which Tenant is unable to conduct its Permitted Use. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency.
          8. TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.
          a. Acceptance of Premises. Except as expressly provided otherwise in this Lease, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”. Landlord makes no representation or warranty as to the condition of the Premises except as specifically set forth elsewhere in this Lease.
          b. Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. Prior to the move-in, Tenant must provide the name, address and contact information for Tenant’s moving company, and the moving company must comply with Landlord’s requirements, including insurance. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises caused by Tenant or its moving company, employees, agents or contractors during Tenant’s move-in will be the sole responsibility of Tenant.
          c. Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) repair and replace Non-Standard Improvements installed by or at Tenant’s request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iii) not commit waste. “Non-Standard Improvements” means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to

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the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, (vi) equipment installed in a kitchen, kitchenette or break room within the Premises, including any ice machine, refrigerator, dishwasher, garbage disposal, coffee machine and microwave, sink and related faucets, water filter and water purification system, (vii) kitchen drain lines; and (ix) any other improvements that are not part of the Building Standard Improvements, including, but not limited to, special equipment, decorative treatments, lights and fixtures and executive restrooms.
          d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have sole and absolute discretion to grant or deny its approval of any proposed alterations that would affect (i) any structural portions of the Premises and/or Building; and/or (ii) any Building systems, such as the HVAC, plumbing or electrical systems. If Tenant requests alterations, Tenant shall provide Landlord with a complete set of construction drawings. If the requested alterations are approved by Landlord, then Landlord shall determine the actual cost of the work to be done. Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. If Tenant agrees to pay Landlord to have the work done, then the parties will execute a letter agreement setting forth the scope of the work to be done and the terms and conditions upon which the work will be performed.
          e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may grant Tenant the right to leave any Non-Standard Improvements in the Premises if at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could leave such improvements. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements.
          f. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work on Tenant’s behalf. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within 10 days after demand.
          g. Construction Liens. Tenant shall keep Landlord’s property, including, without limitation, the Premises, Building, Common Areas and real estate upon which the Building and Common Areas are situated (collectively “Landlord’s Property”), free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against Landlord’s Property by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within 10 days after the filing thereof. Should Tenant fail to discharge the lien within 10 days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable by Tenant within 10 days after receipt of Landlord’s written demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

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          9. PROPERTY OF TENANT.
          a. Personal Property Taxes. For purposes of this Lease, “Tenant’s Property” shall mean Tenant’s trade fixtures, equipment, furniture and other personal property. Tenant shall pay when due all taxes levied or assessed upon Tenant’s Property.
          b. Removal. Upon the expiration or earlier termination of the Lease, Tenant shall remove all of Tenant’s Property from the Premises, and Tenant, at its expense, must repair all damages caused by such removal. If Tenant does not remove Tenant’s Property from the Premises upon the expiration or earlier termination of this Lease, such property shall be deemed abandoned by Tenant; and Landlord, at Tenant’s expense, may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.
          10. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be not be unreasonably withheld, conditioned or delayed . Initial keying and door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Tenant’s expense, unless otherwise provided in the Work Letter attached as Lease Addendum Number One.
          11. ACCESS TO PREMISES.
          a. Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to the Common Areas of the Building 24 hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after Business Hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-Business Hours compromise the security of the Building.
          b. Landlord’s Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency. Additionally, Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes that Landlord is permitted or required to make pursuant to the terms of this Lease, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within 180 days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times and upon reasonable oral notice to show prospective tenants. Except in cases of emergency, Landlord shall use reasonable efforts to minimize any interruption to Tenant’s business operations during any entry by Landlord into the Premises.
          12. TENANT’S COMPLIANCE.
          a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.
          b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are reasonable in scope and uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

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          13. INSURANCE REQUIREMENTS.
          a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location, of at least $2,000,000.00, which policy shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Landlord shall be named as an Additional Insured on any and all liability insurance policies required under this Lease.
          b. Tenant’s Property Insurance. Tenant, at its own cost and expense, shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived.
          c. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. If Tenant fails to provide Landlord with certificates or other evidence of insurance coverage, Landlord may obtain the required coverage on Tenant’s behalf, in which event the cost of such coverage shall be Additional Rent due and payable by Tenant within 10 days after receipt of Landlord’s written demand.
          d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) endorsed to be primary to all insurance available to Landlord, with Landlord’s being excess, secondary or noncontributory; (iii) contain only standard and/or usual exclusions or restrictions; (iv) have a deductible or self-insured retention of no more than $50,000.00 unless approved in writing by Landlord; and (v) provide that the policies cannot be canceled, non-renewed, or coverage reduced except after at least 30 days’ prior notice to Landlord. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at Tenant’s sole risk. Tenant may provide the insurance required by virtue of the terms of this Lease by means of a policy or policies of blanket insurance so long as: (a) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease; and (b) the blanket policy or policies comply in all other respects with the requirements of this Lease.
          e. Right to Increase Requirements. Landlord shall have the right, upon prior notice to Tenant but no more than once every three years during the Term, to require Tenant to increase the limit and coverage amount of any insurance Tenant is required to maintain under this Lease to an amount that Landlord or its mortgagee, in the reasonable judgment of either, may deem sufficient, provided that the increased limits are reasonable and consistent with those required by other owners of similar office buildings in the same geographic region.
          f. Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance for full replacement value.
          g. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding and except for the gross negligence or willful misconduct of the other, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid

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either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. For purposes of this provision, insurance proceeds paid to either party shall be deemed to include any deductible or self-insurance retention amount for which that party is responsible. A party’s failure to obtain or maintain any insurance coverage required to be carried pursuant to the terms of this Agreement shall not negate the waivers and releases set forth herein as long as the insurance that the party failed to obtain or maintain would have covered the loss or damage for which the party is waiving its claims. Nothing in this provision shall be deemed a waiver or release by Landlord of its right to claim, demand and collect insurance proceeds directly from Tenant’s insurer pursuant to Landlord’s status as an additional insured under any insurance policy Tenant is required to carry pursuant to the terms of this Lease.
          14. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, and except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, and except to the extent caused by Tenant’s negligence or willful misconduct, Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) arising out of or related to (a) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Common Areas or the Building, (b) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (c) any act or neglect of Landlord, or any officer, agent, employee, contractor or servant of Landlord.
          15. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises, provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord working in other space in the Building, or in repairing or restoring the Premises in accordance with it obligations hereunder, shall be deemed a breach of this covenant.
          16. SUBORDINATION AND ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.
          a. Subordination and Attornment. Tenant agrees to execute within 15 days after request to do so from Landlord or its mortgagee an agreement:
i.	Making this Lease superior or subordinate to the interests of the mortgagee;

ii.	Agreeing to attorn to the mortgagee;

iii.	Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than 30 days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.	Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi.	Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

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          b. Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.
          c. Estoppel Certificates. Tenant agrees to execute within five business days after request, and as often as reasonably requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant’s knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect.
          17. ASSIGNMENT — SUBLEASE.
          a. Landlord Consent. Except as provided in subsection (b) below, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. One consent shall not be the basis for any further consent.
          b. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided, however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Article 4.
          c. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.
          d. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.
          e. Limitation on Rights of Assignee/Sublessee. Any assignment for which Landlord’s consent is required shall not include the right to exercise any options to renew the Term, expand the Premises or similar options, unless specifically provided for in the consent.
          f. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.
          g. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be paid over to Landlord by Tenant.

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          h. Landlord’s Fees. Tenant shall pay Landlord a fee of $500.00 per assignment or sublease transaction for which Landlord’s consent is required, which fee shall be in lieu of any and all attorneys’ fees, administrative expenses or other costs incurred by Landlord in connection with the assignment or sublease transaction.
          18. DAMAGES TO PREMISES.
          a. Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then, unless the Lease is terminated as provided in this Article 18, Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:
i.	The casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord. Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii.	Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.
          b. Tenant’s Restoration Obligations. Unless the Lease is terminated as provided in this Article 18, Tenant shall promptly repair, restore, or replace Tenant’s Property. All repair, restoration or replacement of Tenant’s Property shall be at least to the same condition as existed prior to the Casualty.
          c. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease following the Casualty if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord’s insurance policies; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within 60 days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within 30 days after receipt of the notice of termination.
          d. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within 180 days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure; and (iii) Tenant gives Landlord notice of the termination within 15 days after the end of the Restoration Period (as extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within 15 days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.
          e. Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there

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shall be no abatement of Rent. The abatement of the Rent set forth above, and the right to terminate the Lease set forth in Section 18d, are Tenant’s exclusive remedies against Landlord in the event of a Casualty.
          19. EMINENT DOMAIN.
          a. Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.
          b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.
          20. ENVIRONMENTAL COMPLIANCE.
          a. Tenant’s Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances or materials on the Property. For the purposes of this Article 20, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building and Common Areas are located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies.
          b. Liability of the Parties. Landlord represents and warrants that, to the best of Landlord’s knowledge, there are no hazardous materials on the Property as of the Commencement Date in violation of any laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty, unless the hazardous materials are present on the Property due to the act or omission of Tenant or its agents, employees, officers, licensees or contractors, in which event Tenant shall be obligated to indemnify Landlord as hereafter provided. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Article 20 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with law; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Article 20. Notwithstanding the foregoing, Tenant’s obligations under this Article 20 shall not apply to any condition or matter constituting a violation of any law that was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors, servants or invitees. The covenants contained in this Article 20 shall survive the expiration or termination of this Lease, and shall continue for so long as either party and its successors

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and assigns may be subject to any expense, liability, charge, penalty, or obligation against which the other party has agreed to indemnify it under this Article 20.
          c. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”), from time to time as Landlord deems appropriate, may conduct periodic tests and examinations (“Audits”) of the Premises only upon advance oral notice to Tenant to confirm and monitor Tenant’s compliance with this Article 20. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s Permitted Use; however, in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Article 20. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Article 20, in which case, the reasonable cost of such Audit shall be paid for by Tenant within 30 days after receipt of Landlord’s written demand if there is material non-compliance.
          21. DEFAULT.
          a. Tenant’s Default. Tenant shall be in default under this Lease if Tenant:
i.	Fails to pay any Base Rent, Additional Rent, costs and expenses in excess of the Allowance or other costs and expenses incurred in connection with the Tenant Improvements for which Tenant is responsible, or any other sum of money that Tenant is obligated to pay, as provided in this Lease, within five days after the due date;

ii.	Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within 30 days after Landlord gives Tenant notice in accordance with Article 24 below specifying the breach, or if such breach cannot, with due diligence, be cured within 30 days, if Tenant does not commence curing within 30 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.	Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within 60 days after filing; or

iv.	Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within 30 days), or makes an assignment for benefit of creditors.
          b. Landlord’s Remedies. In the event of a Tenant default, Landlord, at its option, may do one or more of the following:
i.	Terminate this Lease and recover all damages caused by Tenant’s breach;

ii.	Repossess the Premises, with or without terminating the Lease, and relet the Premises at such amount as Landlord deems reasonable;

iii.	Declare the entire remaining Base Rent and Additional Rent immediately due and payable, such amount to be discounted to its present value at a discount rate equal to the U.S. Treasury Bill or Note rate with the closest maturity to the remaining term of the Lease as selected by Landlord; provided, however, after receiving payment of the accelerated Rent from Tenant, Landlord shall be obligated to turn over to Tenant any proceeds actually received by Landlord for reletting the Premises during the remainder of the Term (less any Reletting Costs, as defined below), up to the amount of accelerated Rent received from Tenant pursuant to this provision.

iv.	Bring action for recovery of all amounts due from Tenant; or

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v.	Pursue any other remedy available in law or equity.
          c. Landlord’s Expenses. If the Lease or Tenant’s right of possession to the Premises is terminated due to Tenant’s default, then all reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant (collectively “Reletting Costs”), shall be charged to and be a liability of Tenant.
          d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.
          e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.
          f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.
          g. Landlord’s Default. Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and does not remedy the breach within 15 days after Tenant gives Landlord written notice in accordance with Article 24 below specifying the breach, or if the breach cannot, with due diligence, be cured within 15 days, Landlord does not commence curing within 15 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice. In the event Landlord fails to cure its breach within the time periods set forth herein, Tenant shall be entitled to pursue any and all remedies available to it at law or in equity; provided, however, that except as expressly provided elsewhere in this Lease, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off or abate Rent.
          22. MULTIPLE DEFAULTS.
          a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two or more occasions during any 12-month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.
          b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two or more occasions during any 12-month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise

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available to Landlord, Tenant, within 10 days after demand by Landlord, shall post a Security Deposit in, or increase the existing Security Deposit by, a sum equal to three months’ installments of Base Rent at the rate in effect at the time of Landlord’s demand. The Security Deposit shall be governed by the terms of this Lease.
          23. BANKRUPTCY.
          a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.
          b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:
i.	In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.	Any proposed assignee must have been engaged in the conduct of business for the five years prior to any such proposed assignment, which business does not violate the Use provisions under Article 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Article 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.
          c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be bound by the provisions of this Lease.
          24. NOTICES.
          a. Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1l, or to such other address as a party may specify by duly given notice. The parties shall notify the other of any change in address, which notification must be at least 15 days in advance of it being effective.
          b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes only if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three business

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days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above. Notices may be given on behalf of any party by such party’s legal counsel.
          25. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance, Tenant shall pay to Landlord (i) Base Rent at a rate of 150% of the then current rental rate, and (ii) any and all forms of Additional Rent payable under this Lease. The Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant.
          26. Intentionally Omitted.
          a.
          27. BROKER’S COMMISSIONS. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1m. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.
          28. PATRIOT ACT COMPLIANCE.
          a. Tenant Representation. Tenant hereby represents and warrants to Landlord that neither Tenant nor its respective constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including the Executive Order (as hereinafter defined) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).
          b. Not a Prohibited Person. Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its respective constituents or affiliates is a “Prohibited Person”, which is defined as follows:
     (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
     (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
     (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order and the Patriot Act;
     (iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
     (v) a person or entity that is named as a “specially designated national and blocked person” on the

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most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and
     (vi) a person or entity who is affiliated with a person or entity listed above.
          c. No Transactions. Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its affiliates or constituents is or will knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.
          d. Certification. Tenant covenants and agrees to deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with this Article 28.
          29. GENERAL PROVISIONS/DEFINITIONS.
          a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.
          b. Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the party’s reasonable control.
          c. Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.
          d. Limitation on Damages. Notwithstanding any other provisions in this Lease, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental or punitive damages.
          e. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.
          f. Interest. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall thereafter accrue interest at the rate of twelve percent (12%) per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until the amount is paid in full.

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          g. Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the other party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees (at all tribunal levels).
          h. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder. Upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.
          i. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.
          j. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.
          k. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.
          l. Tenant’s Financial Statements. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.
          m. Recordation. This Lease may not be recorded without Landlord’s prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.
          n. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.
          o. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.
          p. Entire Agreement; Construction. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Landlord and Tenant acknowledge and agree that neither party has relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. The fact that one of the parties to this Lease may be deemed to have drafted or structured any provision of this Lease shall not be considered in construing or interpreting any particular provision of this Lease, either in favor of or against such party, and Landlord and Tenant hereby waive any applicable rules of construction or interpretation to the contrary.
          q. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.

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          r. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.
          s. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.
          t. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.
          u. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.
          30. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:
          a. RADON. THE FOLLOWING DISCLOSURE IS MADE PURSUANT TO SECTION 404.056 OF THE FLORIDA STATUTES: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.
          31. ADDENDA AND EXHIBITS. If any addenda and/or exhibits are noted below, such addenda and exhibits are incorporated herein and made a part of this Lease.
a.	Lease Addendum Number One — “Work Letter”

b.	Lease Addendum Number Two — “Additional Rent — Operating Expense Pass Throughs”

c.	Lease Addendum Number Three — “Intentionally Omitted”

d.	Lease Addendum Number Four — “Intentionally Omitted”

e.	Lease Addendum Number Five — “Tenant Parking Agreement”

f.	Exhibit A — Premises

g.	Exhibit B — Rules and Regulations

h.	Exhibit C — Commencement Agreement

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IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in three originals, all as of the day and year first above written.

LANDLORD:
WITNESSES:	HIGHWOODS/FLORIDA HOLDINGS, L.P.
a Delaware limited partnership

	By:	Highwoods/Florida GP Corp.,
/s/ Laurie Alden		its general partner

Laurie Alden	By:	/s/ Daniel E. Woodward

Print Name		Daniel E. Woodward
	Title:	Vice President
/s/ Alice Grimm

	Date:	11-12-08
Alice Grimm

Print Name
TENANT:
COMPREHENSIVE BEHAVIORAL CARE, INC.,
WITNESSES:	a Nevada corporation

/s/ Robert J. Landis

/s/ Chatchai Suphawongsirikul		Signature Line

Chatchai Suphawongsirikul	By:	Robert J. Landis

Print Name		Print Name

/s/ Jason Schneider	Title:	CFO

Jason Schneider	Date:	11-11-08
Print Name

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